UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2010

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                  Entry into a Material Definitive Agreement.

On November 10, 2010, Optelecom-NKF, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TKH Group N.V. (“Parent”) and Ohio Merger Subsidiary, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of Parent.  Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and be an indirect wholly-owned subsidiary of Parent (the “Merger”).   The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.03 per share (the “Common Stock”), including each outstanding restricted stock unit of the Company, other than Common Stock owned by the Company, Parent or Merger Sub, or by any stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $2.45 in cash, without interest.  At the effective time of the Merger each outstanding and unexercised Company stock option will be cancelled.

Consummation of the Merger is subject to customary conditions, including without limitation, approval by the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote on the Merger, the absence of any law, order or injunction prohibiting the Merger, the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and the absence of any material adverse effect (as defined in the Merger Agreement) with respect to the Company.  Additionally, consummation of the Merger is subject to the conditions that the Company have a net worth (as determined in accordance with the Merger Agreement) of at least $15.5 million and that the Draka Agreement (as defined below) is in full force and effect and the Company is in compliance with the terms thereof.  Consummation of the Merger is not subject to a financing condition.

Concurrently with the execution and delivery of the Merger Agreement, the directors and the executive officers of the Company have entered into voting agreements (the “Voting Agreements”) with Parent whereby such directors and executive officers have committed, among other things, subject to the terms and conditions of the Voting Agreement, to vote their shares of Common Stock in favor of the Merger Agreement and Merger.  The directors and executive officers hold in the aggregate approximately 5.1% of the outstanding shares of the Company’s Common Stock entitled to vote on the Merger.  The Voting Agreements automatically terminate upon the termination of the Merger Agreement.

Pursuant to the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals.  The no-shop provision, however, is subject to a customary “fiduciary-out” provision, which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board has determined constitutes a superior proposal.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $325,000.  The Company may also be obligated to reimburse transaction expenses incurred by Parent upon termination of the Merger Agreement under specified circumstances.

Additionally, on November 10, 2010, the Company and Draka Holding N.V. (“Draka”) entered into a payoff agreement (the “Draka Agreement”), pursuant to which Draka has agreed to accept a 30% reduction in the principal amount payable by the Company to Draka under the promissory note entered into in connection with the Company’s acquisition of NKF Electronics B.V. from Draka in 2005.  The reduction in the principal amount of the note is subject to the payment being made on or prior to March 8, 2011.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be inaccurate due to a change in circumstance or otherwise and allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing descriptions of the Merger Agreement, Voting Agreements and Draka Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the form of Voting Agreement, and the Draka Agreement, as applicable, a copy of each of which is filed as Exhibit 2.1, Exhibit 9.1 and Exhibit 10.1 hereto, as applicable, and the respective terms of which are incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On November 11, 2010, the Company announced that it entered into the Merger Agreement by press release, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 11, 2010, the Company provided its employees with certain information regarding the Merger, a copy of which is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  INVESTORS AND STOCKHOLDER ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AGREEMENT, THE MERGER AND THE PARTIES THERETO.

Investors and stockholders will be able to obtain copies of the proxy statement and other documents filed with the SEC by the Company without charge and when available, at the SEC’s Website at www.sec.gov.  The proxy statement and such other documents may also be obtained without charge and when available, from the Company by directing such request to Cathy Mizell,

Chief Financial Officer, Optelecom-NKF, Inc. 12920 Cloverleaf Center Drive, Germantown, MD 20874; telephone: (301) 444-2200.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger Agreement and the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the Company’s proxy statement relating to the 2010 annual stockholder meeting, which was filed with the SEC on March 30, 2010, and its Current Report on Form 8-K filed with the SEC on August 27, 2010.  Stockholders may obtain additional information regarding the interests of the Company’s directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

Caution Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and Parent, and the Company’s and Parent’s expectations, beliefs and intentions.  All forward-looking statements included in this communication are based on information available to the Company and Parent on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” or variations of such words, similar expressions, or the negative of these terms or, other comparable terminology.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company’s or Parent’s results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  None of the Company, Parent nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements and there are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s and Parent’s control.  These factors include: failure to obtain stockholder approval of the proposed Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or a delay in consummating the Merger for other reasons, changes in laws or regulations; and changes in general economic conditions.  The Company and Parent undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information please refer to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

2.1	Agreement and Plan of Merger dated November 10, 2010 by and among Optelecom-NKF, Inc., TKH Group N.V. and Ohio Merger Subsidiary, Inc.

9.1	Form of Voting Agreement dated November 10, 2010 by and between the directors and executive officers of Optelecom-NKF, Inc. and TKH Group N.V.

10.1	Payoff Agreement dated November 10, 2010 by and between Optelecom-NKF, Inc. and Draka Holding N.V.

99.1	Press Release dated November 11, 2010

99.2	Presentation provided to employees of Optelecom-NKF, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ David Patterson
David Patterson
President and Chief Executive Officer

Date: November 11, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 2.1	Agreement and Plan of Merger dated November 10, 2010 by and among Optelecom-NKF, Inc., TKH Group N.V. and Ohio Merger Subsidiary, Inc.
Exhibit 9.1	Form of Voting Agreement dated November 10, 2010 by and between the directors and executive officers of Optelecom-NKF, Inc. and TKH Group N.V.
Exhibit 10.1	Payoff Agreement dated November 10, 2010 by and between Optelecom-NKF, Inc. and Draka Holding N.V.
Exhibit 99.1	Press Release dated November 11, 2010
Exhibit 99.2	Presentation provided to employees of Optelecom-NKF, Inc.